                                                                  EXECUTION COPY



                                                                    EXHIBIT 10.3



                             NEENAH FOUNDRY COMPANY

                       SECURED PIK NOTE PURCHASE AGREEMENT








                                 APRIL 29, 2002

                                TABLE OF CONTENTS
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

                                                                                                               PAGE


ARTICLE I DEFINITIONS; INTERPRETATION.............................................................................1
         1.1      Definitions; Interpretation.....................................................................1

ARTICLE II ISSUANCE AND SALE OF THE SECURED PIK NOTE..............................................................7
         2.1      Authorization of the secured PIK Note...........................................................7
         2.2      Issuance, Sale and Delivery of the Secured PIK Note on the Closing Date.........................7

ARTICLE III CLOSING...............................................................................................7
         3.1      Closing.........................................................................................7
         3.2      Payment for, and Delivery of, Secured PIK Note..................................................7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND THE COMPANY.............................................7
         4.1      Organization; Powers............................................................................7
         4.2      Authorization...................................................................................7
         4.3      Enforceability..................................................................................8
         4.4      Governmental Approvals..........................................................................8
         4.5      Financial Statements............................................................................8
         4.6      No Material Adverse Change......................................................................8
         4.7      Title to Properties; Possession Under Leases....................................................8
         4.8      Subsidiaries....................................................................................9
         4.9      Litigation; Compliance with Laws................................................................9
         4.10     Agreements......................................................................................9
         4.11     Federal Reserve Regulations....................................................................10
         4.12     Investment Company Act; Public Utility Holding Company Act.....................................10
         4.13     Use of Proceeds................................................................................10
         4.14     Tax Returns....................................................................................10
         4.15     No Material Misstatements......................................................................10
         4.16     ERISA..........................................................................................10
         4.17     Environmental Matters..........................................................................10
         4.18     Insurance......................................................................................11
         4.19     Security Documents.............................................................................11
         4.20     Location of Real Property and Leased Premises..................................................12
         4.21     Labor Matters..................................................................................12
         4.22     Solvency.......................................................................................12
         4.23     Senior Credit Documents........................................................................12

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........................................................12
         5.1      Authorization and Enforceability...............................................................12
         5.2      Government Approvals...........................................................................13
         5.3      Investment Intent..............................................................................13
         5.4      Sophistication and Financial Condition of Purchaser............................................13

ARTICLE VI CONDITIONS PRECEDENT..................................................................................13
         6.1      Conditions Precedent...........................................................................13
         6.2      Closing Deliveries to the Company..............................................................14

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                                       i
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


         6.3      Conditions Precedent for the Company and Holdings..............................................15

ARTICLE VII COVENANTS............................................................................................15
         7.1      Affirmative Covenants..........................................................................15

ARTICLE VIII INDEMNIFICATION.....................................................................................18
         8.1      Indemnification................................................................................18

ARTICLE IX EVENTS OF DEFAULT.....................................................................................19
         9.1      Events of Default..............................................................................19

ARTICLE X GENERAL PROVISIONS.....................................................................................21
         10.1     Successors and Assigns.........................................................................21
         10.2     Entire Agreement...............................................................................22
         10.3     Notices........................................................................................22
         10.4     Amendment and Waiver...........................................................................23
         10.5     Binding Effect.................................................................................23
         10.6     Counterparts...................................................................................23
         10.7     Headings.......................................................................................23
         10.8     Specific Performance...........................................................................23
         10.9     Remedies Cumulative............................................................................24
         10.10    Applicable Law.................................................................................24
         10.11    WAIVER OF JURY TRIAL...........................................................................24
         10.12    No Third Party Beneficiaries...................................................................24
         10.13    Severability...................................................................................24
         10.14    Survival of Agreement..........................................................................24
         10.15    Jurisdiction; Consent to Service of Process....................................................24
         10.16    Confidentiality................................................................................25
         10.17    Termination....................................................................................25

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                                       ii

                         LIST OF SCHEDULES AND EXHIBITS

Schedule 4.7(c):  Mortgaged Property
Schedule 4.8:  Subsidiaries
Schedule 4.9(a):  Litigation
Schedule 4.9(c):  Certificates and Permits Related to Mortgaged Property
Schedule 4.10:  Material Adverse Effect
Schedule 4.17:  Environmental Matters
Schedule 4.18:  Insurance
Schedule 4.20(a):  Owned Real Property
Schedule 4.20(b):  Leased Real Property
Exhibit A: Form of Secured PIK Note

                   SECURED PIK SENIOR NOTE PURCHASE AGREEMENT

                  SECURED PIK NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of April 29, 2002, by and among NEENAH FOUNDRY COMPANY, a Wisconsin corporation (the "Company"), NFC CASTINGS, INC., a Delaware corporation ("Holdings"), and CITICORP VENTURE CAPITAL, LTD., a New York corporation (the "Purchaser"). Capitalized terms used are not otherwise defined herein are defined in Section 1.

                  WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, Secured PIK Notes in the form attached hereto as Exhibit A (the "Secured PIK Notes", upon the terms and subject to the conditions set forth herein.

                  NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                           DEFINITIONS; INTERPRETATION

        1.1       Definitions; Interpretation

                  As used in this Agreement, the following terms shall have the meaning specified below:

                  "AFFILIATE" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by the Purchaser and an assignee, in such other form as shall be approved by the Purchaser.

                  "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

                  "CAPITAL LEASE OBLIGATIONS" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CHANGE OF CONTROL" shall have the meaning assigned to such term in the Senior Credit Agreement.

                  "CLOSING" has the meaning set forth in Section 3.1.

                  "CLOSING DATE" has the meaning set forth in Section 3.1.

                  "COLLATERAL" shall mean all the "Collateral" as defined in any Security Document.

                  "COLLATERAL AGENT" has the meaning assigned to such term in the Security Agreement.

                  "COMPANY" has the meaning set forth in the recitals hereof.

                  "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "DOLLARS" or "$" shall mean lawful money of the United States of America.

                  "DOMESTIC SUBSIDIARIES" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof, or the District of Columbia.

                  "EARN-OUT OBLIGATION" has the meaning assigned to such term in the Senior Credit Agreement.

                  "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

                  "ENVIRONMENTAL CLAIM" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "ENVIRONMENTAL LAW" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.ss.ss. 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.ss.ss. 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C.ss.ss. 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C.ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C.ss.ss. 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C.ss.ss. 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.ss.ss. 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C.ss.ss. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss. 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.ss.ss.

                  "ENVIRONMENTAL PERMIT" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA EVENT" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "EVENT OF DEFAULT" shall have the meaning assigned to such term in Article IX.

                  "FINANCIAL OFFICER" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

                  "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

                  "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "GUARANTEE" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "GUARANTEE AGREEMENTS" shall mean the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement..

                  "GUARANTORS" means Holdings and the Subsidiary Guarantors.

                  "HAZARDOUS MATERIALS" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "INDEBTEDNESS" of any Person shall mean, without duplication,
(a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable, accrued obligations incurred in the ordinary course of business and any unaccrued Earn-Out Obligation), (f) all Indebtedness of others of the type described in clauses (a) through (e) and (g) through (j) of this definition secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

                  "INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT" means the Indemnity, Subrogation and Contribution Agreement, dated as of the date hereof, by and among the Company, the Subsidiary Guarantors, and the Purchaser (as amended, supplemented or modified from time to time).

                  "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of April 29, 2002, by and among the Company, Holdings, the Subsidiaries of the Company signatory thereto, JPMorgan Chase Bank in its capacity as Collateral Agent and in its capacity as Second Priority Lien Collateral Agent (as defined in the Intercreditor Agreement), and the Purchaser (as amended, supplemented, or otherwise modified from time to time).

                  "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "LOAN DOCUMENTS" means all documents and instruments to be executed or adopted by the Company and/or Holdings in connection herewith, including this Agreement, the Secured PIK Note, the Intercreditor Agreement, each Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, and the Security Documents.

                  "LOAN PARTIES" shall mean the Company and the Guarantors.

                  "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

                  "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Company or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or
(c) material impairment of the rights of or benefits available to the Purchaser under any Loan Document.

                  "MORTGAGED PROPERTIES" shall mean the owned real properties of the Loan Parties specified on Schedule 4.20(a).

                  "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "OBLIGATIONS" shall mean all obligations defined as "Obligations" in the Guarantee Agreements and the Security Documents.

                  "PARENT GUARANTEE AGREEMENT" means the Parent Guarantee Agreement, dated as of the date hereof, made by Holdings in favor of the Purchaser (as amended, supplemented or otherwise modified from time to time).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

                  "REMEDIAL ACTION" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to,
(i) or (ii) above.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITY AGREEMENT" means the Security Agreement, dated as of the date hereof, by and among the Company, the Subsidiaries party thereto, and the Purchaser (as amended, supplemented or otherwise modified from time to time).

                  "SECURITY DOCUMENTS" shall mean the Security Agreement, and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section [7.1(K)].

                  "SELLER NOTE" has the meaning assigned to such term in the Senior Credit Agreement.

                  "SENIOR CREDIT AGREEMENT" means the Credit Agreement, dated as of April 30, 1997, as amended and restated as of September 12, 1997, as of April 3, 1998, and as of September 8, 1998, and as further amended as of November 18, 1998, March 23, 2001 and December 31, 2001 (as further amended, supplemented or otherwise modified from time to time).

                  "SENIOR CREDIT DOCUMENTS" means, collectively, the Senior Credit Agreement, and all Loan Documents (as defined in the Senior Credit Agreement).

                  "SENIOR SUBORDINATED NOTES" has the meaning assigned to such term in the Senior Credit Agreement.

                  "SUBSIDIARY" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "SUBSIDIARY" shall mean any subsidiary of the Company.

                  "SUBSIDIARY GUARANTEE AGREEMENT" means the Subsidiary Guarantee Agreement, dated as of the date hereof, made by the Subsidiary Guarantors in favor of the Purchaser (as amended, supplemented or otherwise modified from time to time).

                  "SUBSIDIARY GUARANTOR" means each Subsidiary that is or becomes a party to the Subsidiary Guarantee Agreement.

        1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                                   ARTICLE II
                    ISSUANCE AND SALE OF THE SECURED PIK NOTE

        2.1 Authorization of the Secured PIK Note. The Company has authorized the issuance and sale to the Purchaser of the Secured PIK Note in the aggregate principal amount of $9,900,000 (the "Purchase Price"), which Secured PIK Note shall be purchased by the Purchaser on the Closing Date.

        2.2 Issuance, Sale and Delivery of the Secured PIK Note on the Closing Date. Subject to the terms and conditions set forth in this Agreement on the Closing Date, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, a Secured PIK Note in an aggregate principal amount equal to the Purchase Price.

                                  ARTICLE III
                                     CLOSING

        3.1 Closing. Subject to the terms and conditions contained herein, the closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m. on April 29, 2002, at the offices of Kirkland & Ellis, New York, New York or at such other time, place and/or date as shall be agreed upon by the parties hereto. The date upon which the Closing occurs is referred to herein as the "Closing Date."

        3.2 Payment for, and Delivery of, Secured PIK Note. In furtherance thereof at the Closing, the Purchaser will simultaneously make a wire transfer of immediately available funds to the account or accounts designated in writing by the Company in the aggregate amount of the Purchase Price, and the Company will deliver an executed Secured PIK Note.

                                   ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND THE COMPANY

                  In order to induce the Purchaser to enter into this Agreement and to purchase the Secured PIK Note, each of Holdings and the Company represents and warrants to the Purchaser on the Closing Date that:

        4.1 Organization; Powers. Each of Holdings, the Company and each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Company, to issue the Secured PIK Note hereunder.

        4.2 Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents and the issuance of the Secured PIK Note hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not
(i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Company or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which Holdings, the Company or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Company or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

        4.3 Enforceability. This Agreement has been duly executed and delivered by Holdings and the Company and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding at law or in equity).

        4.4 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, and (b) such as have been made or obtained and are in full force and effect.

        4.5 Financial Statements. The Company has heretofore furnished to the Purchaser (i) its consolidated balance sheet and related statements of income and cash flows as of and for the fiscal year ended September 30, 2001, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants, and (ii) the unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows for (x) Mercer for the fiscal year ended November 30, 2001, and the one month period ended December 31, 2001, and (y) Deeter for the fiscal year ended December 31, 2001. Such financial statements present fairly the financial condition and results of operations and cash flows of Neenah, Deeter and Mercer and their respective consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Neenah, Deeter and Mercer and their respective consolidated Subsidiaries as of the dates thereof. Such financial statements, other than the financial statements of Mercer and Deeter, were prepared in accordance with GAAP applied on a consistent basis.

        4.6 No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects, condition, financial or otherwise, or material agreements of the Company and the Subsidiaries, taken as a whole, since December 31, 2001, or of Mercer and its subsidiaries, taken as a whole, or Deeter and its subsidiaries, taken as a whole, since the date of each of their last audited or reviewed financial statements delivered to the Purchaser.

        4.7 Title to Properties; Possession Under Leases. (a) Each of Holdings, the Company and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02 of the Senior Credit Agreement.

                  (b) Each of Holdings, the Company and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Holdings, the Company and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases

                  (c) Neither Holdings nor the Company has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding materially and adversely affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

                  (d) Except as set forth on Schedule 4.7(c), none of Holdings, the Company or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

        4.8 Subsidiaries. Schedule 4.8 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Company therein. The shares of capital stock or other ownership interests so indicated on Schedule 4.8 are fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of all Liens (other than Liens in favor of (x) the Collateral Agent, created under the Security Documents (as defined in the Senior Credit Agreement) and (y) the Purchaser, created under the Security Documents). Holdings owns 100% of the issued and outstanding capital stock of the Company, free and clear of all Liens (other than Liens in favor of (x) the Collateral Agent, created under the Security Documents (as defined in the Senior Credit Agreement) and (y) the Purchaser, created under the Security Documents).

        4.9       Litigation; Compliance with Laws. (a) Except as set forth on
Schedule 4.9(a), there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Company, threatened against or affecting Holdings or the Company or any Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  (b) None of Holdings, the Company or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

                  (c) Except as set forth on Schedule 4.9(c), certificates of occupancy and permits to the extent required by law are in effect for each Mortgaged Property as currently constructed, and true and complete copies of such certificates of occupancy have been previously delivered to the Collateral Agent (as defined in the Senior Credit Agreement) as mortgagee with respect to each Mortgaged Property.

        4.10 Agreements. (a) Except as set forth on Schedule 4.10, none of Holdings, the Company or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (b) None of Holdings, the Company or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

        4.11 Federal Reserve Regulations. (a) None of Holdings, the Company or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of issuance of the Secured PIK Note will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

        4.12 Investment Company Act; Public Utility Holding Company Act. None of Holdings, the Company or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

        4.13 Use of Proceeds. The Company will use the proceeds of the Secured PIK Note only for working capital and general corporate purposes.

        4.14 Tax Returns. Each of the Holdings, the Company and the Subsidiaries has filed or caused to be filed all Federal, material state, material local and material foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes shown on such returns to be due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Company or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

        4.15 No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings or the Company to the Purchaser in connection with the negotiation of this Agreement or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

        4.16 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under all Plans in the aggregate (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $4,000,000 the fair market value of the assets of all such underfunded Plans.

        4.17      Environmental Matters. Except as set forth in Schedule 4.17:

                  (a) The properties owned or operated by Holdings, the Company and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (b) The Properties and all operations of the Company and the Subsidiaries are in compliance, and in the last seven years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

                  (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Company or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (d) None of Holdings, the Company or any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Company or the Subsidiaries or with regard to any Person whose liabilities for environmental matters Holdings, the Company or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do Holdings, the Company or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

                  (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law, nor have the Company or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

        4.18 Insurance. Schedule 4.18 sets forth a true, complete and correct description of all insurance maintained by the Company or by the Company for its Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid. The Company and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

        4.19 Security Documents. (a) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement), in each case prior and superior in right to any other Person, other than (x) as expressly set forth in the Intercreditor Agreement or (y) with respect to Liens permitted by Section 6.02 of the Senior Credit Agreement.

                  (b) Assuming the Security Agreement has been filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other Person (other than as set forth in the Intercreditor Agreement) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

        4.20 Location of Real Property and Leased Premises. (a) Schedule 4.20(a) lists completely and correctly as of the Closing Date all real property owned by the Company and the Subsidiaries and the addresses thereof. The Company and the Subsidiaries own in fee all the real property set forth on Schedule 4.20(a).

                  (b) Schedule 4.20(b) lists completely and correctly as of the Closing Date all real property leased by the Company and the Subsidiaries and the addresses thereof. The Company and such Subsidiaries have valid leasehold interests in all the real property set forth on Schedule 4.20(b).

        4.21 Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against Holdings, the Company or any Subsidiary pending or, to the knowledge of Holdings or the Company, threatened. The hours worked by and payments made to employees of Holdings, the Company and the Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Holdings, the Company or any Subsidiary, or for which any claim may be made against Holdings, the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Company or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Company or any Subsidiary is bound.

        4.22 Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the Closing Date and after giving effect to the application of the proceeds of the Secured PIK Note, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date..

        4.23 Senior Credit Documents. The Company has delivered to the Purchaser true and correct copies of the Senior Credit Documents as in effect on the date hereof. There exists no default with respect to the Senior Credit Documents nor any basis for the exercise by any party thereto of any rights of acceleration, cancellation, rescission, or any rights of offset other than defaults which have been waived on or prior to the date hereof.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser, severally and not jointly, hereby represents and warrants to the Company and Holdings as follows:

        5.1 Authorization and Enforceability. The Purchaser has taken all action necessary to permit it to execute and deliver this Agreement and the other Loan Documents and instruments to be executed by it pursuant hereto and to carry out the terms hereof and thereof. This Agreement and each such other Loan Document and instrument, when duly executed and delivered by such Purchaser, will constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

        5.2 Government Approvals. The Purchaser is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Authority in connection with the execution and delivery of this Agreement and the other documents and instruments to be executed by it pursuant hereto or the consummation of the transactions contemplated hereby and thereby, except for such order, consent, approval, authorization, declaration or filing as which has been or will be obtained or made.

        5.3 Investment Intent. The Purchaser is acquiring the Secured PIK Note for its own account, with no present intention of selling or otherwise distributing the same to the public, although such Purchaser's assets remain subject to its right to dispose thereof.

        5.4 Sophistication and Financial Condition of Purchaser. The Purchaser represents and warrants to the Company and Holdings that it is an "Accredited Investor" as defined in Regulation D under the Securities Act and that it considers itself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Secured PIK Note.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

        6.1 Conditions Precedent. The Purchaser's obligation to purchase the Secured PIK Note is subject to the satisfaction of the following conditions. Upon reasonable request, the Purchaser has the right at any time after the Closing to require compliance with any of the following conditions that were waived in connection with the Closing.

                  (a)   The representations and warranties set forth in
Article IV hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (b) No Event of Default or Default shall have occurred and be continuing.

                  (c) All legal matters incident to this Agreement and the other Loan Documents shall be satisfactory to the Purchaser and its independent legal counsel.

                  (d) The Purchaser shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or, in lieu of such certificate as to good standing for each Loan Party incorporated in the State of Wisconsin, a certificate of status from the Wisconsin Department of Financial Institutions as to such Loan Party's existence); (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,
(B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Company, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Purchaser or its independent legal counsel may reasonably request.

                  (e) The Purchaser shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of this
Section 6.1.

                  (f) The Purchaser shall have received all amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Loan Document.

                  (g) The Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Purchaser and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Purchaser to be filed, registered or recorded in order to create in favor of the Purchaser a valid, legal and perfected second-priority security interest in and lien on the Collateral (subject to any Lien in favor of the Collateral Agent or as expressly permitted by Section 6.02 of the Senior Credit Agreement) described in such agreement shall have been delivered to the Purchaser.

                  (h) Each of the Secured PIK Note, the Intercreditor Agreement, the Parent Guarantee Agreement, the Subsidiary Guarantee Agreement, and the Indemnity Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Purchaser and shall be in full force and effect.

                  (i) After giving effect to the transactions contemplated hereby to be consummated on the Closing Date, the Company and its Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (i) the Secured PIK Note, (ii) the extensions of credit under the Senior Credit Agreement, (ii) the Senior Subordinated Notes, (iii) the Seller Note and (iv) the Indebtedness listed on Schedule 6.01 to the Senior Credit Agreement.

                  (j) The Purchaser shall have received a letter from a Financial Officer of the Company, in form and substance reasonably satisfactory to the Purchaser, as to the solvency of the Company and its Subsidiaries on a consolidated basis after giving effect to the transactions contemplated hereby to be consummated on the Closing Date.

                  (k) All requisite material Governmental Authorities and third parties shall have approved or consented to the transactions contemplated hereby to be consummated on the Closing Date to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the transactions contemplated hereby to be consummated on the Closing Date.

        6.2 Closing Deliveries to the Company. The Purchaser will deliver to the Company the Purchase Price for the Secured PIK Note to be acquired at the Closing by payment by wire transfer of immediately available funds to an account specified in writing by the Company, as set forth in Article III.

        6.3 Conditions Precedent for the Company and Holdings. The Company's obligation to issue and sell the Secured PIK Note is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  (a)   The representations and warranties set forth in
Article V hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (b) All requisite material Governmental Authorities and third parties shall have approved or consented to the transactions contemplated hereby to be consummated on the Closing Date to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the transactions contemplated hereby to be consummated on the Closing Date.

                                  ARTICLE VII
                                    COVENANTS

        7.1 Affirmative Covenants. Each of Holdings and the Company covenants and agrees with the Purchaser that until the principal of and interest on the Secured PIK Note and all other expenses or amounts payable under any Loan Document (other than wholly contingent indemnification obligations) shall have been paid in full, unless the Purchaser shall otherwise consent in writing, each of Holdings and the Company will, and will cause each of the Subsidiaries to:

                  (a) Existence; Businesses and Properties. (i) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05 of the Senior Credit Agreement.

                        (ii) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect in all material respects the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where such non-compliance could not reasonably be expected to result in a Material Adverse Effect; and, except in the case of sales of assets expressly permitted pursuant to Section 6.05 of the Senior Credit Agreement, at all times maintain and preserve all property material to the conduct of such business and keep, in all material respects, such property in good repair, working order and condition, normal wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                  (b)   Insurance. In the case of the Company and each
Subsidiary: keep its insurable properties adequately insured at all times by financially sound and reputable insurers; and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, in each case as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

                  (c) Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

                  (d) Financial Statements, Reports, etc. In the case of the Company, furnish to the Purchaser:

                        (i) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Ernst & Young LLP or other independent public accountants of recognized national standing acceptable to the Purchaser and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                        (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                        (iii) concurrently with any delivery of financial statements under sub-paragraph (i) or (ii) above, a letter of the accounting firm or certificate of the Financial Officer reporting on or certifying such statements (which letter, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) reporting that they are unaware that any Event of Default has occurred, in the case of the accounting firm, or certifying that no Event of Default or Default has occurred, in the case of the Financial Officer, or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                        (iv) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

                        (v) prior to the beginning of each fiscal year, a copy of the budget for its consolidated balance sheet and related statements of income and cash flows for each quarter of such fiscal year; and

                        (vi) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Purchaser may reasonably request.

                  (e) Litigation and Other Notices. Furnish to the Purchaser prompt written notice of the following:

                        (i) the occurrence of any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                        (ii) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

                        (iii) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

                        (iv) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

                  (f) Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Purchaser to visit and inspect the financial records and the properties of Holdings, the Company or any Subsidiary at reasonable times and upon reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Purchaser to discuss the affairs, finances and condition of Holdings, the Company or any Subsidiary with the officers thereof and independent accountants therefor; provided, however, that, unless a Default or Event of Default shall have occurred and be continuing, in no event shall the Purchaser or any of its designees contact any customer or supplier of the Company or any Subsidiary regarding this Agreement and the Indebtedness hereunder without the prior consent of the Company.

                  (g) Use of Proceeds. Use the proceeds of the Secured PIK Note only for the purposes set forth in this Agreement.

                  (h) Compliance with Environmental Laws. Except for any non-compliance that could not reasonably be expected to result in a Material Adverse Effect, comply, and cause all lessees and other Persons occupying its Properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that none of Holdings, the Company or any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (i) Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 4.17 or 6.1(h) shall have occurred and be continuing, at the request of the Purchaser, provide to the Purchaser within 45 days after such request, at the expense of the Company, an environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm acceptable to the Purchaser and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

                  (j) Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Purchaser may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and second priority of the security interests created or intended to be created by the Security Documents. The Company will cause any subsequently acquired or organized Domestic Subsidiary to execute a Subsidiary Guarantee Agreement, Indemnity Subrogation and Contribution Agreement and each applicable Security Document in favor of the Purchaser. In addition, from time to time, the Company will, at its cost and expense, promptly secure the Obligations by creating, or causing to be created, perfected second-priority security interests with respect to such of its assets and properties as the Purchaser shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Company (including real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Purchaser, and the Company shall deliver or cause to be delivered to the Purchaser all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Purchaser shall reasonably request to evidence compliance with this Section. The Company agrees to provide such evidence as the Purchaser shall reasonably request as to the perfection and priority status of each such security interest and Lien. All Liens to be created under this Section 7.1(j) shall be subject to, and shall comply with the provisions of, the Intercreditor Agreement.

                  (k) Negative Covenants. The negative covenants set forth in the Senior Credit Facility, including the negative covenants contained in
Article VI of the Senior Credit Facility are hereby incorporated herein by reference, mutatis mutandis, as if such terms were set forth fully herein and shall run to the benefit of the Purchaser for so long as the Obligations are outstanding. Upon the termination of the Obligations (as defined in the Senior Credit Facility), such negative and financial covenants as in effect immediately prior to such termination shall be modified to the extent necessary to apply to the Purchaser and all references to the "Required Lenders" in such covenants shall be deemed references to the "Purchaser."

                                  ARTICLE VIII
                                 INDEMNIFICATION

        8.1 Indemnification. The Company and Holdings agree, jointly and severally, to pay all out-of-pocket expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Purchaser in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including the reasonable fees, charges and disbursements of counsel for the Purchaser.

                  (a) The Company and Holdings agree, jointly and severally, to indemnify the Purchaser, each Affiliate of any of the foregoing Persons and each of their respective directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Secured PIK Note,
(iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Company or any of the Subsidiaries, or any Environmental Claim related in any way to the Company or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Indemnitee.

                  (b) The provisions of this Section 8.1 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Secured PIK Note in full (including any accrued and unpaid interest thereon), the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Purchaser. All amounts due under this Section 9.1 shall be payable on written demand therefor.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

        9.1 Events of Default. In the case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made in or in connection with any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished; or

                  (b) default shall be made in the payment of any principal of the Secured PIK Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                  (c) default shall be made in the payment of any interest or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days; or

                  (d) default shall be made in the due observance or performance by Holdings, the Company or any Subsidiary of any covenant, condition or agreement contained in Sections 7.1(a)(i), 7.1(e) or 7.1(g) or 7.2; or

                  (e) default shall be made in the due observance or performance by Holdings, the Company or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Purchaser to the Company; or

                  (f) Holdings, the Company or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $1,750,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; or

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of Holdings, the Company or any Subsidiary, or of a substantial part of the property or assets of Holdings, the Company or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Company or any Subsidiary or for a substantial part of the property or assets of Holdings, the Company or a Subsidiary or (iii) the winding-up or liquidation of Holdings, the Company or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (h) Holdings, the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Company or any Subsidiary or for a substantial part of the property or assets of Holdings, the Company or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
(v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $1,750,000, which amount is not covered by insurance (provided that in the event such a judgment is covered by insurance, the Purchaser is provided with satisfactory evidence that the insurance provider will provide the coverage relating thereto) shall be rendered against Holdings, the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Company or any Subsidiary to enforce any such judgment; or

                  (j) an ERISA Event shall have occurred that, in the opinion of the Purchaser, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding (i) $1,000,000 in any year or
(ii) $5,000,000 for all periods; or

                  (k) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Company or any other Loan Party not to be, a valid, perfected, second priority (except as otherwise expressly provided in this Agreement, the Intercreditor Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Purchaser to continue previously filed financing statements prior to the expiration thereof; or

                  (l)   there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Company described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Purchaser may, by notice to the Company and subject to the provisions of the Intercreditor Agreement, declare the Secured PIK Note to be forthwith due and payable in whole or in part, whereupon the principal of the Secured PIK Note so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and expenses and all other liabilities of the Company accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Company described in paragraph (g) or (h) above, the principal of the Secured PIK Note then outstanding, together with accrued interest thereon and any unpaid accrued fees and expenses and all other liabilities of the Company accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                   ARTICLE X
                               GENERAL PROVISIONS

        10.1 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company, Holdings, or the Purchaser that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (a) Subject to the provisions of the Intercreditor Agreement, the Purchaser may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement; provided, however, that the parties to each such assignment shall execute and deliver an Assignment and Acceptance. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of the assignor of such interest under this Agreement and (B) the assignor shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assignor's rights and obligations under this Agreement, such assignor shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.1.

                  (b) The Purchaser may, without the consent of the Company, sell participations to any Person in all or a portion of its rights and obligations under this Agreement; provided, however, that (i) the Purchaser's obligations under this Agreement shall remain unchanged, and (ii) the Company shall continue to deal solely and directly with the Purchaser in connection with the Purchaser's rights and obligations under this Agreement, and the Purchaser shall retain the sole right to enforce the obligations of the Company relating to the Secured PIK Note and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Secured PIK Note or extending any scheduled principal payment date or date fixed for the payment of interest on the Secured PIK Note).

                  (c) The Purchaser may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.1, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company furnished to the Purchaser by or on behalf of the Company; provided that, prior to any such disclosure of information designated by the Company as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Purchaser pursuant to
Section 10.17.

                  (d) Neither Holdings nor the Company shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Purchaser, and any attempted assignment without such consent shall be null and void.

        10.2 Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents and shall be terminated on the Closing Date. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

        10.3 Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by first-class, registered or certified mail, postage prepaid, or (iv) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven (7) days following deposit in the mail as set forth above, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

            If to the Company or Holdings:

                     Neenah Foundry Company
                     2121 Brooks Avenue
                     Neenah, WI  54957
                     Telecopy:        (920) 729-3633
                     Attention:       President

            with a copy to (which shall not constitute notice to the Company):

                     Kirkland & Ellis
                     153 East 53rd Street
                     New York, NY  10022-4675
                     Telecopy:        (212) 446-4900
                     Attention:       Kirk A. Radke, Esq.

            If to CVC:

                     Citicorp Venture Capital Ltd.
                     399 Park Avenue
                     14th Floor

                     New York, NY  10043
                     Telecopy:        (212) 888-2940
                     Attention:       John Weber

            with a copy to (which shall not constitute notice to CVC):

                     Kirkland & Ellis
                     153 East 53rd Street
                     New York, New York  10022
                     Telecopy:        (212) 446-4900
                     Attention:       Geoffrey W. Levin, Esq.

        10.4 Amendment and Waiver. No amendment of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by the Company, Holdings and the Purchaser and the same shall not conflict with or violate the terms of the Intercreditor Agreement. Except as otherwise expressly set forth herein, any failure of the Company or Holdings to comply with any provision hereof may only be waived in writing by the Purchaser. No such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action. Notwithstanding any provisions to the contrary above, no such modification, amendment or waiver shall be effective without the consent of the holder the Secured PIK Note if such modification, amendment or waiver would (i) change the maturity date of the principal of, or any installment of principal of or interest on the Secured PIK Note; (ii) reduce the principal amount of, or the premium or interest on the Secured PIK Note; (iii) change the place or currency of payment of principal of, or premium or interest on the Secured PIK Note; or
(iv) modify the seniority or collateral provisions in a manner adverse to the holders of the Secured PIK Note.

        10.5 Binding Effect. This Agreement shall become effective when it shall have been executed by the Company, Holdings and the Purchaser and when the Purchaser shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

        10.6 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.6. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

        10.7 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

        10.8 Specific Performance. The Company and Holdings on the one hand, and the Purchaser, on the other hand, acknowledge that money damages would not be a sufficient remedy for any breach of this Agreement. It is accordingly agreed that the parties shall be entitled to specific performance and injunctive relief as remedies for any such breach, these remedies being in addition to any of the remedies to which they may be entitled at law or equity.

        10.9 Remedies Cumulative. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

        10.10 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

        10.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        10.12 No Third Party Beneficiaries. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

        10.13 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        10.14 Survival of Agreement. All covenants, agreements, representations and warranties made by the Company or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Purchaser and shall survive the Closing Date, regardless of any investigation made by the Purchaser, and shall continue in full force and effect as long as the principal of or any accrued interest on the Secured PIK Note, or any other amount then due and payable under this Agreement or any other Loan Document is outstanding and unpaid (other than wholly-contingent indemnification obligations). The provisions of Section 8.1 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Secured PIK Note, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Purchaser.

        10.15 Jurisdiction; Consent to Service of Process. (a) Each of Holdings and the Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Purchaser may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Company, Holdings or their respective properties in the courts of any jurisdiction.

                  (b) Each of Holdings and the Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        10.16 Confidentiality. The Purchaser agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Purchaser shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Purchaser on a nonconfidential basis from a source other than the Company or Holdings. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Purchaser based on any of the foregoing) heretofore or hereafter received from the Company or Holdings or any of their respective Affiliates and related to the Company or Holdings, any shareholder or Affiliate of the Company or Holdings or any employee, customer or supplier of the Company or Holdings, other than any of the foregoing that were available to the Purchaser on a nonconfidential basis prior to its disclosure thereto by the Company or Holdings, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

        10.17 Termination. Subject to the last sentence of Section 10.15, this Agreement and the other Loan Documents shall terminate when all the Obligations have been indefeasibly paid in full, at which time the Purchaser shall execute and deliver to the Company, Holdings and the Subsidiary Guarantors all Uniform Commercial Code termination statements and similar documents which the Company, Holdings and the Subsidiary Guarantors shall reasonably request to evidence such termination.

                                    * * * * *

                           [SIGNATURE PAGES TO FOLLOW]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       NEENAH FOUNDRY COMPANY


                                       By:____________________________________
                                            Name:
                                            Title:





                                       NFC CASTINGS, INC.


                                       By:____________________________________
                                            Name:
                                            Title:





                                       CITICORP VENTURE CAPITAL LTD.


                                       By:____________________________________
                                            Name:
                                            Title: